Exhibit 11, Form 10-K
                                                          Kansas City Life
                                                          Insurance Company



                         KANSAS CITY LIFE INSURANCE COMPANY
                          COMPUTATION OF PER SHARE EARNINGS
                    Years ended December 31, 1996, 1995 and 1994


                              1996                 1995                 1994

Shares outstanding
at the end of:
  January                   6,181,054            6,163,293            6,146,912
  February                  6,184,705            6,167,341            6,149,595
  March                     6,182,989            6,169,609            6,152,038
  April                     6,184,937            6,167,726            6,148,472
  May                       6,191,114            6,176,567            6,153,712
  June                      6,193,470            6,179,444            6,154,480
  July                      6,190,338            6,178,783            6,150,730
  August                    6,194,308            6,178,894            6,146,180
  September                 6,195,952            6,177,911            6,154,427
  October                   6,192,890            6,175,032            6,154,517
  November                  6,191,226            6,177,879            6,160,637
  December                  6,189,469            6,177,905            6,162,436

    Weighted average
    number of shares
    outstanding for
    the year                6,188,489            6,173,294            6,152,155



Income before
nonrecurring item         $42,315,000           41,738,000           38,858,000

Postemployment
benefits, net                       -                    -            1,481,000

Net income                $42,315,000           41,738,000           37,377,000


Per common share:
  Income before
  nonrecurring item       $      6.84                 6.76                 6.32

  Postemployment
  benefits, net                     -                    -                  .24

Net income                $      6.84                 6.76                 6.08
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